UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 6, 2007

STANDARD CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 333-129622

Delaware	91-1949078
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

557 M. Almeda Street
Metro Manila, Philippines
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: 416-819-3795

Former name or former address, if changed since last report:

2429 - 128th Street
Surrey, British Columbia, Canada, V4A 3W2

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

          Resignation of Director and Officers

E. Del Thachuk, President, Chief Executive Officer and Director has resigned from Standard Capital Corporation as an officer and director effective December 6, 2007 and Maryanne Thachuk , Secretary Treasurer of Standard Capital Corporation, has resigned as an officer effective December 6, 2007. Mr. Thachuk has been replaced as President, Chief Executive Officer and as a Director by Alexander Borca Magallano of the Philippines. The Board of Directors have appointed Ruby Belloy Perez as Secretary Treasurer of the Standard Capital Corporation. Mr. Gordon Brooke will remain as Chief Financial Officer, Chief Accounting Officer and as a Director.

Alexander Magallano is a professional geologist who obtained his Bachelor of Science degree from Ateneo University in Manila in the Philippines in 1983 and subsequently attained a Masters in Geological Sciences in 1989. From 1990 to 1997 he was employed as a consulting geologist by Abacus Ventures in the Philippines and from 1997 to 2000 by Estrada Mining LLC. From 2000 to the present time he has been senior consulting geologist in charge of assigning specific junior geologists to various mining sites to test for specific minerals such as gold and copper for Rustan Resources Inc.

Rudy Belly Perez is a professional geologist who graduated from the De La Salle University in Manila and subsequently worked from 1990 to 1996 with Lepanto Mining as a junior exploration geologist. From 1996 to 1999 was employed by Araxa Mining as an exploration geologist in charge of exploration of new properties and from 1999 to the present time has worked as a senior exploration geologist in charge of over 30 other exploration geologists in the search of mineral claims of merit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD CAPITAL CORPORATION

By:  B. GORDON BROOKE
B. Gordon Brooke
Chief Financial Officer, Chief
Accounting Officer and Director

Date: December 6, 2007